Exhibit 99.1

FOR RELEASE MONDAY, JANUARY 12, 2004 at 5:30 AM PST

Contacts:
Adriana Jenkins, media (617) 710-8350 Kelly Lindenboom, media (617) 763-7281	Cynthia Clayton, investor (617) 909-2216

MILLENNIUM TO HIGHLIGHT 2004 FINANCIAL OUTLOOK AND GOALS
AT JPMORGAN HEALTHCARE CONFERENCE
2003: Year of accomplishments
2004: Continued commitment to delivering results

San Francisco, Calif., January 12, 2004 –– Mark Levin, chairperson and chief executive officer of Millennium Pharmaceuticals, Inc. (Nasdaq: MLNM), will discuss the Company’s progress against 2003 Company goals and present 2004 Company goals and financial guidance today at the JPMorgan 22nd Annual Healthcare Conference. As previously announced, the presentation will be webcast live at 10:30 a.m. PST (1:30 p.m. EST) and may be accessed by visiting the Investors section of the Company’s website, www.millennium.com.

“The year 2003 was one of significant accomplishment for Millennium. We achieved the rapid filing, approval and launch of VELCADE and demonstrated our commitment to deliver breakthrough products to patients and create value for our shareholders,” said Levin. “In addition to this tremendous achievement, we focused on managing and growing a commercial business, increasing our fiscal discipline, and prioritizing and advancing our robust pipeline.

“We are entering the year in a very strong position financially, operationally and organizationally to meet our non-GAAP 2006 profitability goals and long-term growth objectives,” added Levin. “Building on our successes, we believe we have the critical components of our business in place with an exceptionally strong pipeline and the right balance of capabilities and experienced leaders to manage a growth company. In 2004 we remain focused on patients and maintain our commitment to visionary science.”

Specifically, in 2003 Millennium executed on a number of key initiatives, including:

•	Filing, gaining U.S. regulatory approval and launching VELCADE® (bortezomib) for Injection within five months;
•	Achieving approximately $60 million in VELCADE sales in the U.S.;
•	Establishing a value-creating commercial and development partnership with Ortho Biotech allowing Millennium to retain U.S. rights. In addition, the recent granting of orphan drug status for VELCADE in Japan;
•	Met goal of identifying four positive and/or negative signals to guide 2004 development investment for VELCADE; therefore as part of the broad clinical development program, the Company will be moving forward in non-Hodgkin’s lymphoma and non-small cell lung cancer, and reducing focus in colorectal cancer and chronic lymphocytic leukemia;
•	Achieving INTEGRILIN® (eptifibatide) Injection sales of approximately $305 million worldwide, including approximately $284 million in the U.S., as provided by Schering-Plough Corporation, with whom the Company shares revenue through a co-promotion arrangement;
•	Growing the INTEGRILIN share of the GP IIb-IIIa inhibitor market from 62% to 73%;
•	On track to surpass our current 2003 financial guidance: total revenue of $420 million, GAAP net loss of $535 million, non-GAAP net loss of $290 million and year end cash of $800 million;
•	Advancing our clinical development pipeline, including entering new molecular entities into human clinical trials from each of the Company’s therapeutic areas; oncology, cardiovascular and inflammatory diseases (MLN944, MLN2222 and MLN3897, respectively); and
•	Undertaking the difficult but necessary steps to restructure the organization in order to achieve the appropriate balance of commercial and development capabilities.

“The year 2003 was pivotal for Millennium product sales. We secured market-leading positions for both INTEGRILIN and VELCADE. However, INTEGRILIN 2003 sales were flat versus 2002 as increased hospital demand was offset by wholesalers reducing inventories,” said Kenneth Bate, executive vice president, chief financial officer and head of commercial of Millennium. “The success and momentum we had coming out of 2003 gives us confidence that we will achieve our 2004 product growth targets.”

2004 Company Goals

Below are the critical marketed products goals that the Company will strive to achieve in 2004.

VELCADE® (bortezomib) for Injection:

•	Achieve U.S. sales of $140 to $160 million;
•	Secure regulatory approval of our filing in Europe;
•	File a supplementary New Drug Application with the U.S. Food and Drug Administration with data from the phase III APEX trial; and
•	Continue aggressive evaluation of VELCADE in additional settings, including initiating a phase III multiple myeloma frontline trial (4th quarter 2004/ 1st quarter 2005); initiating a non-Hodgkin’s lymphoma phase II study in combination with rituximab and advancing solid tumor studies.

INTEGRILIN® (eptifibatide) Injection:

•	Achieve U.S. sales of $320 to $335 million;
•	Initiate a phase III clinical trial in the first half of 2004 to evaluate INTEGRILIN in the early treatment of acute coronary syndrome; and
•	Manage our clinical development plan to support sales growth, including completing the PROTECT and REMOVE studies; initiating data collection for the EVENT registry and continuing our efforts with the CRUSADE quality improvement initiative.

2004 Financial Outlook

This section contains forward-looking guidance about the Company’s financial outlook for 2004.

•	Product Sales: The Company forecasts to achieve U.S. VELCADE sales of $140 to $160 million and U.S. INTEGRILIN sales of $320 to $335 million in 2004.

•	Net Loss: The Company expects to record net loss on a GAAP basis of $255 to $285 million and a non-GAAP net loss of $175 to $200 million with the difference between the GAAP and non-GAAP net loss is attributable primarily to restructuring and amortization charges.

•	Cash and Debt: The Company estimates that its cash balance at the end of 2004 will be approximately $700 million with $105 million in debt.

Non-GAAP Results

Millennium reports non-GAAP net loss, non-GAAP projected net loss and non-GAAP profitability, each of which exclude certain non-operational and restructuring charges, non-cash charges and specified other charges that management generally does not consider in evaluating the Company’s ongoing operations. Because of the nature and extent of certain of these charges, the Company cannot always quantify corresponding projected net loss and profitability, calculated in accordance with U.S. generally accepted accounting principles (“GAAP”) for all future periods. These excluded charges may be significant to the Company’s business operations. The Company provides non-GAAP results as a complement to GAAP results. Management believes these non-GAAP measures help indicate underlying trends in the Company’s business, and uses these non-GAAP measures to establish budgets and operational goals that are communicated internally and externally, to manage the Company’s business and to evaluate its performance.

About Millennium

Millennium Pharmaceuticals, Inc., a leading biopharmaceutical company based in Cambridge, Mass., markets VELCADE® (bortezomib) for Injection, a novel cancer product, co-promotes INTEGRILIN® (eptifibatide) Injection, a market-leading cardiovascular product, and has a robust clinical development pipeline of product candidates. The Company’s research, development and commercialization activities are focused in three therapeutic areas: oncology, cardiovascular, and inflammation. By applying its knowledge of the human genome, its understanding of disease mechanisms, and its industrialized drug discovery platform, Millennium is seeking to develop breakthrough products.

This press release contains “forward-looking statements,” including the statements under the headings “2004 Company Goals” and “2004 Financial Outlook” and other statements about our growth and future operating results, discovery and development of products, potential acquisitions, strategic alliances and intellectual property. Various important risks may cause the Company’s actual results to differ materially from the results indicated by these forward-looking statements, including: adverse results in our drug discovery and clinical development programs; failure to obtain patent protection for our discoveries; commercial limitations imposed by patents owned or controlled by third parties; our dependence upon strategic alliance partners to develop and commercialize products and services based on our work; difficulties or delays in obtaining regulatory approvals to market products and services resulting from our development efforts; the commercial success of INTEGRILIN® (eptifibatide) Injection and VELCADE® (bortezomib) for Injection; and the requirement for substantial funding to conduct research and development and to expand commercialization activities. For a further list and description of the risks and uncertainties we face, see the reports we have filed with the Securities and Exchange Commission. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Final 2003 audited financial statements will be reported on January 27, 2004.

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Editors’ Note: This press release is also available under the Media section of the Company’s website at: www.millennium.com.